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                                                                  EXHIBIT 99.3


                THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
       BOATMEN'S AUTO TRUST 1995-A DISTRIBUTION DATE STATEMENT TO
                              NOTEHOLDERS
                             JULY 15, 1996

Principal Distribution Amount
Class A-1 Notes:                                                  $0.00  (   $0.00 per $1,000 original principal amount)
Class A-2 Notes:                                         $10,415,087.01  (  $99.74 per $1,000 original principal amount)
Class A-3 Notes:                                                  $0.00  (   $0.00 per $1,000 original principal amount)

Interest Distribution Amount
Class A-1 Notes:                                                  $0.00   ( $0.00 per $1,000 original principal amount)
Class A-2 Notes:                                            $432,157.88   ( $4.14 per $1,000 original principal amount)
Class A-3 Notes:                                            $516,347.58   ( $5.08 per $1,000 original principal amount)

Note Balance:
          Class A-1 Notes                                         $0.00
          Class A-2 Notes                                $77,481,429.98
          Class A-3 Notes                               $101,576,574.00

Note Pool Factor:
          Class A-1 Notes                                     0.0000000
          Class A-2 Notes                                     0.7419674
          Class A-3 Notes                                     1.0000000

Certificate Balance                                      $12,137,649.00

Certificate Pool Factor                                       1.0000000

Servicing Fee                                               $168,008.95
Servicing Fee Per $1,000 Note                                     $0.55
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